Exhibit 99.1

Contact:	Patrick E. Flanigan III	Brian Gill
	Corporate VP, Investor Relations	VP, Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9969	(908) 673-9530

CELGENE CORPORATION TO PRESENT AT

THE 35th ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

SUMMIT, NJ – (January 3, 2017) – During the 35th Annual J.P. Morgan Healthcare Conference on January 9, 2017 at 10:30 a.m. ET, Celgene Corporation (NASDAQ: CELG) will present a business update on the Company in addition to unaudited 2016 financial results and an updated financial outlook. The presentation and breakout session can be accessed live by webcast and the financial data will be made available in the Investor Relations section of the Company’s website at www.celgene.com.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, FaceBook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.